Exhibit 10.3

Modification to Terms of Employment for Gary R. Enzor

June 14, 2007

Dear Gary,

The following will modify your Employment Agreement dated November 3, 2004 (the “Employment Agreement”) with Quality Distribution, Inc. (the “Company”) as follows, effective June 14, 2007:

(1)	Your job title shall be changed to President and Chief Executive Officer.

(2)	Your annual salary shall be increased to $350,000 (less applicable taxes and withholding), reviewable on or about December 31, 2007 and annually thereafter.

(3)	Your bonus target shall be increased to 80%.

(4)	The severance payment period shall be increased to two (2) years.

Additionally, you will be issued 40,000 shares of restricted stock pursuant to the terms and conditions set forth in the Company’s standard restricted stock grant agreement.

The Company requests your signature below and your subsequent delivery of this letter agreement to the Company to evidence confirmation of your understanding of, and agreement to, the above-described changes to the terms of your employment as of June 14, 2007.

QUALITY DISTRIBUTION, INC.

By:	/s/ Dennis R. Copeland
Dennis R. Copeland
Senior Vice President – Administration

Agreed to and accepted as of the date first written above.

/s/ Gary R. Enzor
Gary R. Enzor